UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Original Report (earliest event reported): July 1, 2009

APPLE REIT NINE, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-53603	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Nine, Inc. hereby amends Item 9.01 of its Current Report on Form 8-K dated July 1, 2009 and filed (by the required date) on July 2, 2009 for the purpose of filing certain financial statements and information. In accordance with Rule 12b-15 under the Securities Exchange Act of 1934, as amended, this Amendment No. 1 sets forth the complete text of the item as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Grove Street Orlando, LLC

(previous owner of Orlando, Florida Fairfield Inn & Suites, and Orlando, Florida SpringHill Suites)

(b)	Pro forma financial information.

The below pro forma financial information pertains to the hotels referred to in the financial statements (see (a) above) and to a separate group of recently purchased hotels.

Apple REIT Nine, Inc.

(Unaudited)

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2009	13
Notes to Pro Forma Condensed Consolidated Balance Sheet	15
Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2008 and Six Months Ended June 30, 2009	16
Notes to Pro Forma Condensed Consolidated Statements of Operations	20

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

None.

INDEPENDENT AUDITORS’ REPORT

To the Members

Grove Street Orlando, LLC

Atlanta, GA

We have audited the accompanying balance sheet of Grove Street Orlando, LLC as of December 31, 2008, and the related statement of cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grove Street Orlando, LLC as of December 31, 2008, and the results of its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

July 17, 2009

GROVE STREET ORLANDO, LLC

Balance Sheet

December 31, 2008

Assets

Real estate assets under development and construction	$27,405,360
Cash	12,876
Other receivable	35,000
Deferred financing costs, net	32,210

Total Assets	$27,485,446

Liabilities and Members’ Equity

Construction note payable	$17,682,578
Accounts payable	2,099,868

Total liabilities	19,782,446

Commitments and contingencies	—

Members’ equity	7,703,000

Total Liabilities and Members’ Equity	$27,485,446

See notes to financial statements.

GROVE STREET ORLANDO, LLC

Statement of Cash Flows

For the Year Ended December 31, 2008

Increase (Decrease) in Cash

Cash flows from investing activities:

Development and construction of real estate assets, net of payables	$(18,390,091)

Cash flows from financing activities:

Borrowings on construction note payable	17,492,556

Net decrease in cash	(897,535)

Cash, beginning of year	910,411

Cash, end of year	$12,876

See notes to financial statements.

GROVE STREET ORLANDO, LLC

Notes to Financial Statements

December 31, 2008

Note 1 - Description of business and summary of significant accounting policies:

Grove Street Orlando, LLC (the Company), a Georgia limited liability company, was formed on August 15, 2007 by GSP Orlando, LLC (GSP) and Williams Opportunity Fund, LLC (Williams), for the purpose of engaging in the business of development, construction, and sale of two 200-room hotels, a SpringHill Suites Hotel (SpringHill) and a Fairfield Inn & Suites (Fairfield) in Orlando, Florida. Simultaneously with the land acquisition, on November 9, 2007, the Company entered into a purchase and sale agreement with a third party to sell SpringHill and Fairfield upon completion for $54,800,000. See Note 8. The Company will dissolve upon the earlier of a unanimous vote of its members or the liquidation of substantially all of its assets and collection of proceeds thereon.

The following is a summary of the more important accounting principles and policies:

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Real estate assets under development and construction

Real estate assets under development and construction are stated at cost. Amounts capitalized consist of the cost of acquisition and any major improvements and betterments that extend the useful life of the related asset. Additionally, the Company capitalizes interest and real estate taxes when development of real estate assets are in progress.

Real estate taxes

Real estate taxes incurred during the construction period are capitalized and included in the cost of the constructed assets. For the period ended December 31, 2008, real estate taxes capitalized totaled $66,259.

Deferred financing costs

Financing costs are capitalized and amortized on a straight-line basis over the term of the related financing arrangement. During the construction period, the amortization of deferred financing costs are capitalized to construction in progress. During the year ended December 31, 2008, $38,651 of deferred financing costs were capitalized to construction in progress. The remaining balance of deferred financing costs of $32,210 will be amortized in 2009.

GROVE STREET ORLANDO, LLC

Notes to Financial Statements - Continued

December 31, 2008

Note 1 - Description of business and summary of significant accounting policies - continued:

Construction note payable

The loan is recorded at its fair value based on a fixed or variable rate of interest that approximates the Company’s market-borrowing rate for a similar borrowing arrangement at the acquisition date. Interest is capitalized as it accrues. During the year ended December 31, 2008, $189,018 in interest was capitalized to construction in progress.

Members’ equity

The Company’s profits and losses, as well as any distributions of net cash flows or capital proceeds, is allocated in accordance with the operating agreement.

Income taxes

The Company was formed as a limited liability company and is treated as a partnership for federal income tax purposes. As such, no provision or credit has been made in the accompanying financial statements for federal or state income taxes since the members are required to include their respective share of profits or losses in their tax returns.

Note 2 - Recent accounting pronouncements:

On December 30, 2008, the FASB Staff issued FASB Staff Position No. FIN 48-3, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises (FIN 48-3). As deferred by the guidance in FIN 48-3, the Company is not required to implement the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48), until fiscal years beginning after December 15, 2008. FIN 48 significantly changes the recognition, measurement, and disclosure requirements for uncertain income tax positions when compared to previous technical accounting literature. As a result, the Company continues to account for and disclose income tax exposures pursuant to FASB Statement No. 5, Accounting for Contingencies (SFAS 5), during this deferral period. Using the SFAS 5 accounting guidance, the Company currently has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

Note 3 - Real estate assets under development and construction:

The Company has entered into construction contracts for SpringHill and Fairfield totaling approximately $15 million and $14 million, respectively. At December 31, 2008, approximately $8 million and $7 million remains to be funded on the contracts for SpringHill and Fairfield, respectively.

GROVE STREET ORLANDO, LLC

Notes to Financial Statements - Continued

December 31, 2008

Note 3 - Real estate assets under development and construction - continued:

The Company has entered into a construction contract to develop the site totaling approximately $2 million. At December 31, 2008, approximately $500,000 remains to be funded on the contract.

Note 4 - Other commitments:

The Company executed two hotel management agreements for SpringHill and Fairfield in November 2007 with subsidiaries of Marriott International. The hotel managers will earn base fees and incentive fees as defined in the management agreements. No fees were paid or payable under these agreements at December 31, 2008. In addition, the Company has entered into several agreements related to the architectural and interior design, the purchasing of furniture, fixtures, and equipment, and other related development activities.

Note 5 - Construction note payable:

On November 9, 2007, the Company obtained a construction note payable for the two hotels for up to $43,520,000. The construction note matures November 8, 2009. The note accrues interest at 30-day LIBOR plus 1.7%. At December 31, 2008, 30-day LIBOR was 1.1%. The note is secured by all the assets of the hotel properties under construction. The note is guaranteed by certain members of the general partner, as well as collateral in the earnest amounts held by a third party title company in an escrow account, which were deposited by the purchaser of the hotels.

Note 6 - Transactions with related parties:

The Company entered into a development agreement with Grove Street Partners, LLC (the Project Developer), an affiliate of GSP, to manage the development of the project. The development agreement provides for development fees of $1,810,000. The Project Developer is entitled to receive 25% of the fee at the closing of the construction loan, 50% of the fee in 18 monthly installments commencing on the loan closing date, and the remaining 25% upon satisfaction of all conditions for the sale of the property. As of December 31, 2008, the Company had paid $1,106,114 in development fees and had accrued $50,278 in accounts payable on the balance sheet. The fees are capitalized as real estate assets under development.

The Company will pay GSP an asset management fee of $5,000 per month during any operating period, defined as any month after the opening date of the hotels. As of December 31, 2008, no asset management fees were paid or payable under this agreement.

GROVE STREET ORLANDO, LLC

Notes to Financial Statements - Continued

December 31, 2008

Note 7 - Concentration of credit risk:

The Company has a concentration of real estate assets in the State of Florida. Historically, the Company has not experienced significant losses related to this geographic concentration.

The Company maintains its cash in a bank deposit, which at times may exceed federally-insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

Note 8 - Subsequent event:

The Company entered into a purchase and sale agreement on November 9, 2007 with Apple Eight Hospitality, Inc. The contracts were subsequently assigned to Apple Nine Hospitality, Inc. The two hotels were sold for $54.8 million on July 1, 2009.

GROVE STREET ORLANDO, LLC

Unaudited Balance Sheets

	June 30,
	2009	2008
Assets
Real estate assets under development and construction	$49,587,364	$11,075,850
Cash	133,545	8,135
Related party receivable	7,794	—
Deferred financing costs, net	12,883	51,535

Total Assets	$49,741,586	$11,135,520

Liabilities and Members’ Equity
Construction note payable	$37,933,147	$2,007,912
Accounts payable	636,171	1,424,608
Accrued liabilities	4,093,850	—

Total liabilities	42,663,168	3,432,520

Commitments and contingencies	—	—

Members’ equity	7,078,418	7,703,000

Total Liabilities and Members’ Equity	$49,741,586	$11,135,520

GROVE STREET ORLANDO, LLC

Unaudited Statements of Operations and Members’ Equity

	For the Six Months Ended June 30,
	2009	2008
Revenues	$—	$—

Preopening expenses	(624,582)	—

Net loss	(624,582)	—

Members’ equity, January 1	7,703,000	7,703,000

Members’ equity, June 30	$7,078,418	$7,703,000

GROVE STREET ORLANDO, LLC

Unaudited Statements of Cash Flows

	For the Six Months Ended June 30,
	2009	2008
Increase (Decrease) in Cash

Cash flows from operating activities:

Net loss	$(624,582)	$—

Cash flows from investing activities:

Development and construction of real estate assets, net of payables	(19,505,317)	(2,909,183)

Cash flows from financing activities:

Borrowings on construction note payable	20,250,568	2,006,907

Net increase (decrease) in cash	120,669	(902,276)

Cash, beginning of period	12,876	910,411

Cash, end of period	$133,545	$8,135

Apple REIT Nine, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2009 (unaudited)

(in thousands, except share data)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Nine, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Orlando, FL Hotels Portfolio (2 Hotels):
Fairfield Inn & Suites	Orlando, FL	$25.8	July 1, 2009
SpringHill Suites	Orlando, FL	29.0	July 1, 2009

	Total	$54.8

This Pro Forma Condensed Consolidated Balance Sheet also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by Fairfield FMC, LLC and SpringHill SMC, LLC, subsidiaries of Marriott International, under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Apple REIT Nine, Inc. and the historical balance sheet of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Nine, Inc. is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of June 30, 2009, nor does it purport to represent the future financial position of Apple REIT Nine, Inc.

The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the historical balance sheet of the acquired hotels, as included in this document.

Balance Sheet as of June 30, 2009 (unaudited)

(In thousands, except share data)

	Company Historical Balance Sheet	Pro forma Adjustments		Total Pro forma
ASSETS
Investment in real estate, net	$581,042	$54,800	(A)	$635,842
Cash and cash equivalents	88,355	(56,012)	(D)	32,343
Other assets, net	20,881	8	(C)	20,889

Total Assets	$690,278	$(1,204)		$689,074

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Notes payable	$58,750	$—		$58,750
Accounts payable and accrued expenses	4,098	34	(C)	4,132

Total Liabilities	62,848	34		62,882

Preferred stock, authorized 30,000,000 shares	—	—		—
Series A preferred stock, no par value, authorized 400,000,000 shares	—	—		—
Series B convertible preferred stock, no par value, authorized 480,000 shares	48	—		48
Common stock, no par value, authorized 400,000,000 shares	652,876	—		652,876
Distributions greater than net income	(25,494)	(1,238)	(B)	(26,732)

Total Shareholders’ Equity	627,430	(1,238)		626,192

Total Liabilities and Shareholders’ Equity	$690,278	$(1,204)		$689,074

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(A)	The estimated total purchase price for the 2 properties that have been purchased after June 30, 2009 consists of the following. This purchase price allocation is preliminary and subject to change.

(In thousands)	Orlando, FL Fairfield Inn & Suites	Orlando, FL SpringHill Suites	Total Combined
Purchase price per contract	$25,800	$29,000	$54,800
Other capitalized costs (credits) incurred	—	—	—

Investment in hotel properties	25,800	29,000	54,800	(A)

Acquisition fee payable to Apple Suites Realty Group (2% of purchase price per contract)	516	580	1,096	(B)
Other acquisition related costs	70	72	142	(B)
Net other assets/(liabilities) assumed	(13)	(13)	(26)	(C)

Total purchase price	$26,373	$29,639	$56,012	(D)

(B)	Represents costs incurred to complete the acquisition, including, title, legal, accounting and other related costs, as well as the commission paid to Apple Suites Realty Group totaling 2% of purchase price per contract. These costs are expensed for acquisitions of existing businesses that occur on or after January 1, 2009. For acquisitions prior to January 1, 2009, these costs were capitalized as part of the cost of the acquisition.

(C)	Represents other assets and liabilities assumed in the acquisition of the hotel including, operational charges and credits and accrued property taxes.

(D)	Represents the reduction of cash and cash equivalents by the amount utilized to fund the acquisitions.

Apple REIT Nine, Inc.

Pro Forma Condensed Consolidated Statements of Operations (unaudited)

For the year ended December 31, 2008 and six months ended June 30, 2009

(in thousands, except per share data)

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Nine, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Hilton Garden Inn	Tucson, AZ	$18.4	July 31, 2008
Homewood Suites	Charlotte, NC	5.7	September 24, 2008
Courtyard	Santa Clarita, CA	22.7	September 24, 2008
Hampton Inn & Suites	Allen, TX	12.5	September 26, 2008
Hilton Garden Inn	Twinsburg, OH	17.8	October 7, 2008
Hilton Garden Inn	Lewisville, TX	28.0	October 16, 2008
Hilton Garden Inn	Duncanville, TX	19.5	October 21, 2008
Residence Inn	Beaumont, TX	16.9	October 29, 2008
Hilton Garden Inn	Allen, TX	18.5	October 31, 2008
Hampton Inn & Suites	Pueblo, CO	8.0	October 31, 2008
Courtyard	Bristol, VA	18.7	November 7, 2008
Homewood Suites	Durham, NC	19.1	December 4, 2008
Hampton Inn	Pittsburgh, PA	20.5	December 31, 2008

Santa Clarita Hotels Portfolio (3 Hotels):
Hampton Inn	Santa Clarita, CA	17.1	October 29, 2008
Residence Inn	Santa Clarita, CA	16.6	October 29, 2008
Fairfield Inn	Santa Clarita, CA	9.3	October 29, 2008

Vista Host Hotels Portfolio (3 Hotels):
Courtyard	Jackson, TN	15.2	December 16, 2008
Hampton Inn & Suites	Jackson, TN	12.6	December 30, 2008
Hampton Inn	Fort Lauderdale, FL	19.3	December 31, 2008

Vista Host Hotels Portfolio (3 Hotels):
Hampton Inn	Round Rock, TX	11.5	March 6, 2009
Hampton Inn	Austin, TX	18.0	April 14, 2009
Homewood Suites	Austin, TX	17.7	April 14, 2009

Orlando, FL Hotels Portfolio (2 Hotels):
Fairfield Inn & Suites	Orlando, FL	25.8	July 1, 2009
SpringHill Suites	Orlando, FL	29.0	July 1, 2009

	Total	$418.4

These Pro Forma Condensed Consolidated Statements of Operations also assume all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of Texas Western Management Partners, L.P., Dimension Development Two, LLC, McKibbon Hotel Group, Inc., Gateway Hospitality Group, Inc., LBAM-Investor Group, L.L.C., Vista Host, Inc. and Fairfield FMC, LLC and SpringHill SMC, LLC, subsidiaries of Marriott International, under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Statements of Operations of Apple REIT Nine, Inc. and the historical Statements of Operations of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Nine, Inc. is not necessarily indicative of what the actual financial results would have been assuming such transactions had been completed on the latter of January 1, 2008, or the date the hotel began operations nor does it purport to represent the future financial results of Apple REIT Nine, Inc.

The unaudited Pro Forma Condensed Consolidated Statements of Operations should be read in conjunction with, and are qualified in their entirety by the historical Statements of Operations of the acquired hotels.

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the six months ended June 30, 2009

(In thousands, except per share data)

	Company Historical Statement of Operations	Vista Host Hotels Portfolio (Austin FRH, LTD, FRH Braker, LTD and RR Hotel Investment, LTD) (A)	Orlando, FL Hotels Portfolio (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$35,832	$2,791	$—	$—		$38,623
Other revenue	4,359	18	—	—		4,377

Total hotel revenue	40,191	2,809	—	—		43,000
Rental revenue	5,076	—	—	—		5,076

Total revenue	45,267	2,809	—	—		48,076

Expenses:
Operating expenses	20,548	915	—	—		21,463
General and administrative	1,898	194	—	—		2,092
Management and franchise fees	3,028	238	—	—		3,266
Taxes, insurance and other	3,031	167	625	(625)	(I)	3,198
Acquisition related costs	2,463	—	—	(105)	(H)	2,358
Depreciation of real estate owned	5,774	223	—	(223)	(C)	6,074
				300	(D)
Interest, net	628	306	—	74	(E)	1,008

Total expenses	37,370	2,043	625	(579)		39,459

Income tax expense	—	—	—	—	(G)	—

Net income (loss)	$7,897	$766	$(625)	$579		$8,617

Basic and diluted earnings per common share	$0.15					$0.17

Weighted average common shares outstanding - basic and diluted	51,972			—		51,972

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the year ended December 31, 2008

(In thousands, except per share data)

	Company Historical Statement of Operations	Tucson, AZ Hilton Garden Inn (A)	Chartlotte Lakeside Hotel, L.P. Charlotte, NC Homewood Suites (A)	Santa Clarita, CA Courtyard (A)	Allen Stacy Hotel, Ltd. Allen, TX Hampton Inn & Suites (A)	RSV Twinsburg Hotel, Ltd. Twinsburg, OH Hilton Garden Inn (A)	SCI Lewisville Hotel, Ltd. Lewisville, TX Hilton Garden Inn (A)	SCI Duncanville Hotel, Ltd. Duncanville, TX Hilton Garden Inn (A)	Beaumont, TX Residence Inn (A)	Santa Clarita Hotels Portfolio (3 Hotels) (A)
Revenue:
Room revenue	$9,501	$1,342	$1,505	$2,581	$2,313	$2,879	$3,521	$3,298	$799	$7,469
Other revenue	2,023	240	28	318	90	1,140	1,830	1,403	22	198

Total revenue	11,524	1,582	1,533	2,899	2,403	4,019	5,351	4,701	821	7,667

Expenses:
Operating expenses	5,630	600	948	1,190	1,022	2,059	2,696	2,351	257	1,753
General and administrative	2,171	409	304	547	176	310	428	336	50	1,891
Management and franchise fees	909	155	136	258	165	341	296	389	112	571
Taxes, insurance and other	731	99	88	233	180	228	309	272	29	535
Acquisition related costs	—	—	—	—	—	—	—	—	—	—
Depreciation of real estate owned	2,277	320	349	801	393	309	1,151	563	141	902

Interest, net	(2,346)	331	914	816	507	474	844	665	48	671

Total expenses	9,372	1,914	2,739	3,845	2,443	3,721	5,724	4,576	637	6,323

Gain on debt cancellation	—	—	(1,711)	—	—	—	—	—	—	—
Income tax expense	—	—	—	—	—	—	—	—	—	—

Net income (loss)	$2,152	$(332)	$505	$(946)	$(40)	$298	$(373)	$125	$184	$1,344

Basic and diluted earnings per common share	$0.14

Weighted average common shares outstanding - basic and diluted	15,852

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the year ended December 31, 2008

(In thousands, except per share data)

	SCI Allen Hotel, Ltd. Allen, TX Hilton Garden Inn (A)	Pueblo, CO Hampton Inn & Suites (A)	Bristol, VA Courtyard (A)	Durham, NC Homewood Suites (A)	Playhouse Square Hotel and Playhouse Parking Associates, L.P. Pittsburgh, PA Hampton Inn (A)	Vista Host Hotels Portfolio (RMRVH Jackson, LLC, CYRMR Jackson, LLC and VH Fort Lauderdale Investment, LTD) (A)	Vista Host Hotels Portfolio (Austin FRH, LTD, FRH Braker, LTD and RR Hotel Investment, LTD) (A)	Orlando, FL Hotels Portfolio (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$3,403	$1,813	$3,654	$3,369	$4,876	$8,364	$10,983	$—	$—		$71,670
Other revenue	1,085	55	291	106	340	182	67	—	—		9,418

Total revenue	4,488	1,868	3,945	3,475	5,216	8,546	11,050	—	—		81,088

Expenses:
Operating expenses	2,210	481	1,288	1,243	1,448	2,849	3,813	—	—		31,838
General and administrative	325	212	492	281	564	1,015	851	—	1,000	(B)	11,362
Management and franchise fees	384	200	326	263	601	995	991	—	—		7,092
Taxes, insurance and other	288	93	142	151	251	421	572	—	—		4,622
Acquisition related costs	—	—	—	—	—	—	—	—	1,343	(H)	1,343
Depreciation of real estate owned	441	163	329	399	512	1,501	795	—	(11,346)	(C)	10,268
									10,268	(D)
Interest, net	486	74	550	420	497	1,113	1,016	—	(4,353)	(E)	2,727

Total expenses	4,134	1,223	3,127	2,757	3,873	7,894	8,038	—	(3,088)		69,252

Gain on debt cancellation	—	—	—	—	—	—	—	—	1,711	(E)	—
Income tax expense	—	—	—	—	—	—	—	—	—	(G)	—

Net income (loss)	$354	$645	$818	$718	$1,343	$652	$3,012	$—	$1,377		$11,836

Basic and diluted earnings per common share											$0.37

Weighted average common shares outstanding - basic and diluted									16,187	(F)	32,039

Notes to Pro Forma Condensed Consolidated Statement of Operations (unaudited):

(A) Represents results of operations for the hotels on a pro forma basis as if the hotels were owned by the Company at January 1, 2008 for the respective period prior to acquisition by the Company. Five properties began operations subsequent to January 1, 2008 and had limited historical operational activity prior to their opening. These properties are as follows: Tucson, Arizona Hilton Garden Inn opened in March 2008, Jackson, Tennessee Courtyard opened in June 2008, Beaumont, Texas Residence Inn opened in August 2008, and the Orlando, Florida Fairfield Inn & Suites and Orlando, Florida SpringHill Suites opened in July 2009.

(B) Represents adjustments to level of administrative and other costs associated with being a public company and owning additional properties, including the advisory fee, accounting and legal expenses, net of cost savings derived from owning multiple operating properties.

(C) Represents elimination of historical depreciation and amortization expense of the acquired properties.

(D) Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operation. The weighted average lives of the depreciable assets are 39 years for building and seven years for furniture, fixtures and equipment (FF&E). These estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.

(E) Interest expense and gain on debt cancellation related to prior owner’s debt which was not assumed has been eliminated. Interest income has been adjusted for funds used to acquire properties as of January 1, 2008, or the dates the hotels began operations.

(F) Represents the weighted average number of shares required to be issued to generate the purchase price of each hotel, net of any debt assumed. The calculation assumes all properties were acquired on the latter of January 1, 2008, or the dates the hotels began operations.

(G) Estimated income tax expense of our wholly owned taxable REIT subsidiaries is zero based on the contractual agreement put in place between the Company and our lessees, based on a combined tax rate of 40% of taxable income. Based on the terms of the lease agreements, our taxable subsidiaries would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.

(H) Represents costs incurred to complete acquisitions, including, title, legal, accounting and other related costs, as well as the commission paid to Apple Suites Realty Group totaling 2% of purchase price per contract. These costs are expensed for acquisitions of existing businesses that occur on or after January 1, 2009. For acquisitions prior to January 1, 2009, these costs were capitalized as part of the cost of the acquisition.

(I) Represents preopening expenses which are the Seller’s responsibility and therefore have been eliminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Nine, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

September 1, 2009